Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:
Sheila Spagnolo
Vice President
Phone (610) 251-1000
sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS RECORD

SECOND QUARTER FISCAL 2009 EARNINGS;

RAISES FISCAL YEAR 2009 GUIDANCE

•                  Net sales for the second quarter fiscal 2009 increased 16% to $323.4 million

•                  Operating income for the second quarter fiscal 2009 increased 34% to $42.7 million, reflecting an operating margin of 13.2%

•                  Earnings per share from continuing operations increased 50% to $1.57 per diluted share

•                  Net income per share increased 56% to $1.50 per diluted share

•                  Cash flow from operations more than doubled to $36.1 million

Wayne, PA – October 23, 2008 – Triumph Group, Inc. (NYSE: TGI) today reported that net sales for the second quarter of fiscal year ending March 31, 2009 totaled $323.4 million, a sixteen percent increase from last year’s second quarter net sales of $279.8 million.  Income from continuing operations for the second quarter of fiscal year 2009 increased thirty-nine percent to $26.1 million, or $1.57 per diluted share, versus $18.7 million, or $1.05 per diluted share, for the second quarter of the prior fiscal year.  Net income for the second quarter of fiscal year 2009 increased forty-five percent to $25.0 million, or $1.50 per diluted share, versus $17.2 million, or $0.97 per diluted share, for the second quarter of the prior fiscal year.  The number of shares used in computing diluted earnings per share for the second quarter of fiscal year 2009 was 16.6 million shares.  During the quarter, the company generated $36.1 million of cash flow from operations.

Net sales for the first six months of fiscal year 2009 were $643.9 million, a sixteen percent increase over net sales of $554.8 million last fiscal year.  Income from continuing operations for the first six months of fiscal year 2009 increased forty-three percent to $52.1 million, or $3.14 per diluted share.   Net income for the first six months of fiscal year 2009 increased sixty percent to $49.8 million, or $3.00 per diluted share.  During the six months ended September 30, 2008, the company generated $51.0 million of cash flow from operations.

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The Aerospace Systems segment reported net sales for the quarter of $257.6 million compared to $220.5 million in the prior year period, an increase of seventeen percent.  Operating income for the second quarter of fiscal year 2009 was $46.5 million, compared to $31.1 million for the prior year period, a forty-nine percent increase.  Operating margin increased from fourteen percent in the prior year’s second quarter to eighteen percent.  Organic sales growth for the quarter was eleven percent.  Operating income for the quarter included $0.7 million of legal expenses associated with the ongoing trade secret litigation.  These results were achieved despite lost production due to the work stoppage at Boeing’s Commercial Aircraft division.

The Aftermarket Services segment reported net sales for the quarter of $66.5 million, compared to $60.1 million in the prior year period, an eleven percent increase, all of which was organic.  Operating income for the second quarter of fiscal year 2009 was $2.9 million, compared to $4.8 million for the prior year period, a forty percent decrease.   Losses at the Phoenix APU operations more than offset substantial improvements at most of the other companies within the segment.  Without these losses, operating margin would have been in excess of ten percent.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “We had another very strong quarter marked by record sales and operating income, a robust backlog and greatly improved cash generation, which allowed us to reduce borrowings under our revolving credit facility by $22.7 million in the quarter.  We are proud of the continued margin improvement in our Aerospace Systems Group.  While we are disappointed by the execution at our Phoenix APU business, we have already taken actions, which include a management reorganization and workforce reductions, to improve their profitability and position them for future growth.”

In commenting on the outlook for the fiscal year 2009, Mr. Ill said, “Given our strong results through the first six months and assuming that the Boeing strike lasts through November, we now expect that earnings per share from continuing operations for the fiscal year will be in excess of $5.40 per diluted share, computed on 16.7 million shares.”

As previously announced, Triumph Group will hold a conference call tomorrow at 8:30 a.m. (ET) to discuss the fiscal year 2009 second quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast.  An audio replay will be available from October 24th until October 31st by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1292023.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future aerospace market conditions, the duration of the Boeing work stoppage, financial and operational performance, revenue and earnings growth, future operating margins and sales and earnings results for fiscal 2009.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the

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important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 7 PAGES

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended September 30,		Six Months Ended September 30,

	2008	2007	2008	2007

Net Sales	$323,391	$279,772	$643,947	$554,776

Operating Income	42,714	31,843	86,042	62,097

Interest Expense and Other	3,067	3,566	6,494	6,773
Income Tax Expense	13,578	9,575	27,445	18,811

Income from Continuing Operations	26,069	18,702	52,103	36,513
Loss from Discontinued Operations, net of tax	(1,093)	(1,472)	(2,296)	(5,366)

Net Income	$24,976	$17,230	$49,807	$31,147

Earnings Per Share - Basic:

Income from Continuing Operations	$1.59	$1.13	$3.18	$2.21
Loss from Discontinued Operations	$(0.07)	$(0.09)	$(0.14)	$(0.33)
Net Income	$1.52	$1.04	$3.04	$1.89	*

Weighted average common shares outstanding - Basic	16,386	16,524	16,379	16,491

Earnings Per Share - Diluted:

Income from Continuing Operations	$1.57	$1.05	$3.14	$2.08
Loss from Discontinued Operations	$(0.07)	$(0.08)	$(0.14)	$(0.31)
Net Income	$1.50	$0.97	$3.00	$1.78	*

Weighted average common shares outstanding - Diluted	16,607	17,827	16,619	17,539

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08

* Difference due to rounding.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	September 30,	March 31,
	2008	2008
Assets
Cash	$13,065	$13,738
Accounts Receivable, net	190,807	207,975
Inventory	382,117	361,667
Deferred Income Taxes	1,130	1,450
Assets Held for Sale	26,253	24,763
Prepaid Expenses and Other	6,651	5,207
Current Assets	620,023	614,800

Property and Equipment, net	327,849	324,095
Goodwill	383,939	383,740
Intangible Assets, net	72,480	78,488
Other	15,192	13,712

Total Assets	$1,419,483	$1,414,835

Liabilities & Stockholders’ Equity

Accounts Payable	$92,624	$120,117
Accrued Expenses	85,173	83,397
Liabilities Related to Assets Held for Sale	4,389	4,587
Income Taxes Payable	856	1,509
Current Portion of Long-Term Debt	4,548	1,010
Current Liabilities	187,590	210,620

Long-Term Debt, less current portion	389,204	418,803
Income Taxes Payable, non-current	1,463	1,437
Deferred Income Taxes and Other	100,904	91,246

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,580,337 and 16,517,374 shares issued	16	16
Capital in excess of par value	289,816	288,154
Treasury Stock, at cost, 189,679 and 213,950 shares	(10,552)	(12,003)
Accumulated other comprehensive income	2,289	2,950
Retained earnings	458,753	413,612
Total Stockholders’ Equity	740,322	692,729

Total Liabilities and Stockholders’ Equity	$1,419,483	$1,414,835

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended September 30,		Six Months Ended September 30,

	2008	2007	2008	2007

Net Sales:
Aerospace Systems	$257,569	$220,511	$515,801	$437,791
Aftermarket Services	66,481	60,054	129,449	118,367
Elimination of inter-segment sales	(659)	(793)	(1,303)	(1,382)
	$323,391	$279,772	$643,947	$554,776

Operating Income (Loss):
Aerospace Systems	$46,515	$31,135	$92,585	$61,464
Aftermarket Services	2,896	4,825	6,783	10,553
Corporate	(6,697)	(4,117)	(13,326)	(9,920)
	$42,714	$31,843	$86,042	$62,097

Depreciation and Amortization:
Aerospace Systems	$8,787	$7,353	$17,390	$14,611
Aftermarket Services	3,532	3,034	7,035	6,236
Corporate	66	70	133	133
	$12,385	$10,457	$24,558	$20,980

Capital Expenditures:
Aerospace Systems	$8,757	$6,531	$17,911	$13,657
Aftermarket Services	4,335	5,034	6,482	7,331
Corporate	425	134	487	545
	$13,517	$11,699	$24,880	$21,533

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended September 30, 2008 was $55.1 million with a margin of 17.0%.  EBITDA for the three months ended September 30, 2007 was $42.3 million with a margin of 15.1%.  EBITDA for the six months ended September 30, 2008 was $110.6 million with a margin of 17.2%. EBITDA for the six months ended September 30, 2007 was $83.1 million with a margin of 15.0%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

	Three Months Ended September 30,		Six Months Ended September 30,
	2008	2007	2008	2007
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$26,069	$18,702	$52,103	$36,513

Add-back:
Income Tax Expense	13,578	9,575	27,445	18,811
Interest Expense and Other	3,067	3,566	6,494	6,773
Depreciation and Amortization	12,385	10,457	24,558	20,980

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$55,099	$42,300	$110,600	$83,077

Net Sales	$323,391	$279,772	$643,947	$554,776

EBITDA Margin	17.0%	15.1%	17.2%	15.0%

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2008
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$26,069

Add-back:
Income Tax Expense	13,578
Interest Expense and Other	3,067

Operating Income (Expense)	$42,714	$46,515	$2,896	$(6,697)

Depreciation and Amortization	12,385	8,787	3,532	66

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$55,099	$55,302	$6,428	$(6,631)

Net Sales	$323,391	$257,569	$66,481	$(659)

EBITDA Margin	17.0%	21.5%	9.7%	n/a

	Six Months Ended September 30, 2008
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$52,103

Add-back:
Income Tax Expense	27,445
Interest Expense and Other	6,494

Operating Income (Expense)	$86,042	$92,585	$6,783	$(13,326)

Depreciation and Amortization	24,558	17,390	7,035	133

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$110,600	$109,975	$13,818	$(13,193)

Net Sales	$643,947	$515,801	$129,449	$(1,303)

EBITDA Margin	17.2%	21.3%	10.7%	n/a

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2007
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$18,702

Add-back:
Income Tax Expense	9,575
Interest Expense and Other	3,566

Operating Income (Expense)	$31,843	$31,135	$4,825	$(4,117)

Depreciation and Amortization	10,457	7,353	3,034	70

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$42,300	$38,488	$7,859	$(4,047)

Net Sales	$279,772	$220,511	$60,054	$(793)

EBITDA Margin	15.1%	17.5%	13.1%	n/a

	Six Months Ended September 30, 2007
		Segment Data
	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):

Income from Continuing Operations	$36,513

Add-back:
Income Tax Expense	18,811
Interest Expense and Other	6,773

Operating Income (Expense)	$62,097	$61,464	$10,553	$(9,920)

Depreciation and Amortization	20,980	14,611	6,236	133

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$83,077	$76,075	$16,789	$(9,787)

Net Sales	$554,776	$437,791	$118,367	$(1,382)

EBITDA Margin	15.0%	17.4%	14.2%	n/a

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Management believes that “Net Debt to Capital” provides the reader a good measure of financial leverage.

The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2008	2008

Calculation of Net Debt
Current Portion	$4,548	$1,010
Long-term debt	389,204	418,803
Total Debt	393,752	419,813
Less: Cash	13,065	13,738
Net Debt	$380,687	$406,075

Calculation of Capital
Net Debt	$380,687	$406,075
Stockholders’ equity	740,322	692,729
Total Capital	$1,121,009	$1,098,804

Percent of Net Debt to Capital	34.0%	37.0%

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